UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 22, 2022

HighPeak Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39464	84-3533602
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

421 W. 3rd St., Suite 1000 Fort Worth, Texas 76102
(address of principal executive offices) (zip code)

(817) 850-9200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	HPK	The Nasdaq Stock Market LLC
Warrant	HPKEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 22 and 23, 2022, HighPeak Energy, Inc. (the “Company”) entered into multiple Subscription Agreements (the “Subscription Agreements”) substantially in the form of the Subscription Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference, with certain accredited investors (collectively, the “Investors”) pursuant to which, among other things, the Investors agreed to subscribe for and purchase, and the Company agreed to issue and sell to the Investors, an aggregate 2,855,162 newly issued shares of the Company’s common stock, par value $0.0001 per share, at a price per share of $21.61 (as determined by the 5-day volume weighted average trading price per share for the five trading days immediately prior to (and excluding) August 22, 2022), for aggregate gross proceeds of approximately $61.7 million. The Company intends to use the proceeds of the Private Placement for general corporate purposes. The transactions contemplated by the Subscription Agreements (collectively, the “Private Placement”) are each expected to close in multiple closings on or before September 2, 2022, subject to customary closing conditions.

As part of the Private Placement, certain related persons of the Company participated as Investors, and such participation was approved by the board of directors of the Company (the “Board”) pursuant to and in accordance with the terms of the Related Party Transactions Policy adopted by the Board on August 21, 2020. Specifically, Messrs. Jack Hightower (the Company’s Chief Executive Officer), Michael Hollis (the Company’s President), Steven Tholen (the Company’s Chief Financial Officer), Rodney Woodard (the Company’s Chief Operating Officer) and John Paul DeJoria as trustee for the John Paul DeJoria Family Trust (a greater than ten percent holder of the Company’s outstanding common stock) entered into Subscription Agreements to purchase 462,749, 46,276, 9,255, 23,138 and 2,313,744 shares of common stock, respectively, in each case on substantially the same terms as other Investors in the Private Placement. In addition, each Subscription Agreement with an Investor other than Messrs. Hightower and DeJoria (each of which has existing registration rights with respect to the Company’s securities) provides for customary registration rights with respect to the shares issued thereunder, including the right to have such shares registered for resale on a “shelf” registration statement.

The foregoing is qualified in its entirety by reference to the Form of Subscription Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The shares to be issued pursuant to the Subscription Agreements will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption provided in Section 4(a)(2) thereof.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
10.1	Form of Subscription Agreement, by and among HighPeak Energy, Inc. and Investors.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHPEAK ENERGY, INC.

Date: August 24, 2022
	By:	/s/ Steven W. Tholen
	Name:	Steven W. Tholen
	Title:	Chief Financial Officer

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